Exhibit 99.1

Soluna Elects Dan Golding to Board of Directors

Former Google executive joins the Board after serving as a Soluna Board advisor since 2023

ALBANY, NY, October 20, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced that at its 2026 annual meeting of stockholders held October 16, 2026, the Company’s stockholders elected Dan Golding to the Company’s Board of Directors. Golding has served on Soluna’s Advisory Board since November 2023, helping guide the Company’s approach to renewable-powered AI infrastructure.

Golding brings more than 30 years of experience in data centers and digital infrastructure, including leadership roles at Google and Iron Mountain. He currently serves as Chief Technology Officer at ASG, formerly known as Appleby Strategy Group. At Google, he led advanced engineering and data center innovation.

“Dan already knows Soluna so well. He has worked with us as we’ve developed our AI strategy and has helped us think through what customers need and what it takes to deliver,” said John Belizaire, CEO of Soluna. “He brings a builder’s perspective to the Board and is someone who understands the technical demands of large-scale data centers and the decisions behind them. We’re pleased to have him take on this broader role.”

Soluna first named Golding to its Advisory Board as the Company began developing plans for purpose-built AI facilities powered by renewable energy. His election to the Board builds on that work and adds data center engineering and operating experience to the Board as Soluna advances its AI development plans.

“I’ve enjoyed working with John and the team as an advisor, and I’m pleased to join the Board,” said Golding. “Soluna is approaching AI infrastructure from the power side, which is where many of the industry’s hardest problems begin. I look forward to helping the team make decisions that turn that approach into facilities customers can use.”

For more information, visit www.solunacomputing.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning Soluna’s AI infrastructure strategy, development plans, growth opportunities, and the anticipated contributions of its new director. These statements reflect current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Relevant risks are described in the Company’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release. Soluna undertakes no obligation to update them except as required by law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co